EXHIBIT 99.1
Qumu Appoints Senior Technology and Finance Executive Tom Krueger as CFO to Guide Company’s Continued SaaS Transformation
Former Khoros, Meltwater and Salesforce Finance Leader Joins Qumu’s Management Team
MINNEAPOLIS – November 29, 2021 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology for organizations of all sizes, has appointed senior finance executive Tom Krueger as its new chief financial officer (CFO), effective December 6, 2021. Krueger’s leadership and experience navigating high-growth technology markets will be instrumental in guiding Qumu as the Company continues its transformation into a SaaS-first (Software-as-a-Service) organization serving globally distributed enterprises.
Krueger brings more than 20 years of finance experience to Qumu, having held multiple senior finance roles for leading SaaS-centric and technology companies, including Khoros, Meltwater, Salesforce and Sun Microsystems. He most recently served as acting CFO and VP of finance for Khoros, a $200+ million SaaS-based customer engagement software company that resulted from a merger between Lithium and Spredfast in 2018. In addition to playing a leadership role in the merger, Krueger helped finalize subsequent strategic acquisitions for the company, built and executed operating plans and drove finance integration. Prior to Khoros, he led financial planning and analysis for Meltwater, a $165 million SaaS-based social media monitoring business. Krueger also previously held a range of finance and sales leadership roles at Salesforce, including Director, Sales Strategy Cloud Team and Finance Director. He began his professional career as an officer in the United States Navy, where he helped navigate nuclear submarines.
Krueger holds a Bachelor of Science in Mathematics from Villanova University and an MBA from Georgetown University.
“Tom is the ideal finance leader for Qumu at this stage of our company’s ongoing evolution into a SaaS-first organization,” said Company President and CEO TJ Kennedy. “His extensive experience and proven track record of building financial teams, processes and scalable infrastructure are all critical needs as we look to accelerate organic growth and transform our business. We’re confident Tom’s expertise and leadership gained from working with several leading technology organizations over the past two decades will be instrumental resources in helping to guide and execute our cloud strategy and ultimately establish Qumu as a subscription driven, profitable growth company operating at scale.”
Krueger commented: “It’s one thing to say a company is focused on change, but it’s another thing to actually make it happen successfully—especially when it comes to SaaS-based transformations; that’s why I’m so excited to be joining the Qumu leadership team. I believe in the Company and its vision for bringing enterprise video to organizations around the world, and I look forward to helping Qumu execute its strategic roadmap and scale into a leading SaaS enterprise.”
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, control, deliver, experience and analyze live and asynchronous video at scale. Backed by an experienced team of software and video experts, Qumu’s software enables globally distributed organizations to drive employee, customer and partner engagement, modernizing business by providing more efficient and effective ways to communicate and collaborate.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the expected use and adoption of video in the enterprise, the impact of COVID-19 on the use and adoption of video in the enterprise, the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, or the success of go-to-market strategies or the other initiatives in the Company’s strategic plan. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other factors set forth in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Qumu Media Contact:
Ashley Paula-Legge
Big Valley Marketing for Qumu
alegge@bigvalley.co
+1 707-972-0073

Qumu Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1-949-574-3860